Exhibit 7.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Form 1-K of Duke Robotics Inc. of our report, dated April 29, 2018, relating to the financial statements of Duke Robotics, Inc., for the year ended December 31, 2017.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu Limited
April 29, 2018